Exhibit 99.1

IMAX CORPORATION REPORTS THIRD QUARTER 2022 RESULTS

•
IMAX global entertainment technology platform drives double-digit growth across Revenue, Gross Margin and Adjusted EBITDA as well as positive Net Income within IMAX China

•
Total IMAX Gross Box Office increased 25% year over year to $177.1 million, with 30% of box office coming from Local Language blockbusters

•
Strong upcoming blockbuster film slate represents significant expected tailwind, as 2022 concludes with “Black Panther: Wakanda Forever” and “Avatar: The Way of Water,” the first of four planned sequels to the highest grossing movie of all time with more than $270 million in IMAX box office receipts

•
IMAX completes acquisition of streaming technology company SSIMWAVE, enhancing its capabilities to deliver the best images on any screen, out of home and in home

•
IMAX increased its Share-Repurchase Authorization by $200 million and repurchased 418 thousand shares in third quarter; cumulative 10.4 million under the program as of September 30th, or 16% of total shares outstanding

NEW YORK, NY — October 31, 2022 — IMAX Corporation (NYSE: IMAX) today reported solid financial results for the third quarter of 2022 demonstrating the value of its unique global entertainment technology platform and content portfolio.

“IMAX demonstrated the strength of its differentiated model in the third quarter — leaning into its diversified global content portfolio to grow revenue, box office, and EBITDA despite a temporary slowdown in the Hollywood pipeline,” said Richard L. Gelfond, CEO of IMAX Corporation. “As we look toward the end of 2022 and beyond, we see significant potential tailwinds on the horizon, most notably the release of “Black Panther: Wakanda Forever” and “Avatar: The Way of Water”, the long-awaited sequel to the highest grossing IMAX film of all time.”

“We also took a significant step in the quarter to advance our long-term growth strategy with the acquisition of streaming technology company SSIMWAVE. In the short-term, SSIMWAVE is expected to generate incremental revenue for IMAX and be accretive in 2023, and in the long-term open a new world of possibility for our image enhancement capabilities — across not only streaming and theatrical, but gaming, VR and AR.”

Financial Summary

•
Revenue increased 21% to $68.8 million from $56.6 million in the year-ago period
•
IMAX China Net Income of $4.2 million or $3.0 million attributable to common shareholders.
•
Net loss(2) was ($9.0) million, or ($0.16) per share, compared to ($8.4) million, or ($0.14) per share in Q3 2021. Q3 2022 included a $4.3 million, or $0.08 per share, valuation allowance against its deferred tax assets as well as $1.0 million, or $0.02 per share, in acquisition-related expenses.
•
Adjusted Net loss(1,2) was ($3.0) million, or ($0.05) per share, improved from an Adjusted Net Loss(1,2) of ($5.0) million, or ($0.08) per share in Q3 2021

•
Adjusted EBITDA(1,3) of $16.5 million was up from $13.1 million in Q3 2021 and marked the 8th straight quarter of positive Adjusted EBITDA. On a trailing 12-month basis, Adjusted EBITDA(1,3) was $100.7 million as of September 30th.

Third Quarter Financial Highlights

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
In millions of U.S. Dollars, except per share data	2022	2021	YoY % Change	2022	2021	YoY % Change
Total Revenue	$68.8	$56.6	21%	$202.8	$146.3	39%

Gross Margin	$31.7	$27.5	15%	$107.5	$70.4	53%
Gross Margin (%)	46%	49%		53%	48%

Net Loss(2)	$(9.0)	$(8.4)	N/A	$(25.4)	$(32.4)	N/A
Diluted Net Loss per share(2)	$(0.16)	$(0.14)	N/A	$(0.44)	$(0.55)	N/A
Adjusted Net Loss(1)(2)	$(3.0)	$(5.0)	N/A	$(7.3)	$(26.8)	N/A
Adjusted Net Loss per share(1)(2)	$(0.05)	$(0.08)	N/A	$(0.13)	$(0.44)	N/A

Adjusted EBITDA per Credit Facility(1)(3)	$16.5	$13.1	26%	$56.7	$24.6	130%
Adjusted EBITDA Margin (%)(1)(2)	25.5%	26.3%	(3%)	30.0%	19.9%	50%

Weighted average shares outstanding (in millions):
Basic and Diluted	56.0	59.2	(5%)	57.3	59.2	(3%)

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)
Attributable to common shareholders.
(3)
Adjusted EBITDA per Credit facility attributable to common shareholders.

Third Quarter and September Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

In millions of U.S. Dollars	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
3Q22	$32.5	$17.7	54%	$33.0	$15.4	47%
3Q21	25.6	10.9	43%	27.7	14.9	54%
% change	27%	62%		19%	3%

YTD 3Q22	$110.8	$68.4	62%	$82.6	$40.5	49%
YTD 3Q21	65.5	29.7	45%	73.4	38.1	52%
% change	69%	130%		13%	6%

_______________

(1)
Please refer to the Company’s Form 10-Q for the period ended September 30, 2022 for additional segment information.

IMAX Technology Network

•
IMAX Technology Network revenues increased 27% to $32.5 million in the third quarter of 2022, compared to $25.6 million in the prior-year period. The strength of local language titles as well as key titles such as “Thor: Love and Thunder” and “Nope” drove the increase in gross box office and revenue.
•
Gross margin for the IMAX Technology Network increased to $17.7 million in the third quarter of 2022, compared to $10.9 million in the prior year period as improved box office performance drove higher revenue.

IMAX Technology Sales and Maintenance

•
IMAX Technology Sales and Maintenance revenues increased 19% to $33.0 million in the third quarter of 2022, compared with $27.7 million in the prior year period. During the third quarter the Company installed 10 systems under sales and sales-type lease arrangements and hybrid JRSA compared to 9 systems in the third quarter of 2021.
•
Total gross margin for IMAX Technology Sales and Maintenance increased 3% to $15.4 million in the third quarter of 2022 compared to $14.9 million in the prior year period.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of September 30, 2022 were $87.2 million. Total debt, excluding deferred financing fees, was $237.6 million as of September 30, 2022.

As of September 30, 2022, the Company’s available liquidity was $437.4 million including its balance of cash and cash equivalents of $87.2 million, $300.0 million in available borrowing capacity under the Credit Facility and $50.2 million in available borrowing capacity under IMAX China’s revolving facilities.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding at the end of the third quarter of 2022 was 56.0 million compared to 59.2 million in the third quarter of 2021. During the third quarter of 2022, the Company repurchased 0.4 million shares at an average price of $14.62 for a total of $6.1 million, and IMAX China repurchased 1.5 million shares at an average price of $0.79 for a total of $1.2 million. As of September 30, 2022, a total of $220.1 million remains available under the Company’s outstanding share repurchase authorization.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its third quarter 2022 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, there is a new process: interested parties please pre-register here: https://register.vevent.com/register/BI38d122a3ee2046378a62d5b70836c40a. and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you've never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX's network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of September 30, 2022, there were 1,703 IMAX theater systems (1,622 commercial multiplexes, 12 commercial destinations, 69 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code "1970."

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, Filmed For IMAX™, IMAX LIVE™, IMAX Enhanced®, IMAX nXos®, Films to the Fullest®, SSIMWAVE®, SSIMPLUS®, Viewer Score® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts, such as the conflict between Russia and Ukraine; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of IMAX Theater System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability, including with respect to the Russia-Ukraine conflict; the failure to convert IMAX Theater System backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements ("JRSA"); (iii) IMAX Systems; (iv) IMAX Maintenance; (v) Other Theater Business; (vi) Film Distribution; and (vii) Film Post-Production. The Company's activities that do not meet the criteria to be considered a reportable segment are disclosed within All Other. The Company organizes its reportable segments into the following three categories, identified by the nature of the product sold or service provided:

(i)
IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from JRSA segment;

(ii)
IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment; and

(iii)
Film Distribution and Post-Production, which includes activities related to the distribution of large-format documentary films, primarily to institutional theaters, and the distribution of exclusive experiences ranging from live performances to interactive events with leading artists and creators (through the Film Distribution segment) and the provision of film post-production and quality control services.

In the first quarter of 2022, the Company’s internal reporting was updated to reclassify the results of IMAX Enhanced®, an initiative to bring The IMAX Experience® into the home, out of the New Business Initiatives segment and into All Other for segment reporting purposes. IMAX Enhanced was the only component of the New Business Initiatives segment. Prior period comparatives have been reclassified to conform with the current period presentation. Following its acquisition in Q3 2022, SSIMWAVE is being included within All Other for segment reporting purposes. Please refer to the Company’s Form 10-Q for the period ended September 30, 2022 for additional segment information.

IMAX Network and Backlog

	Three Months Ended September 30,		Nine Months Ended September 30,
Theater System Signings:	2022	2021	2022	2021
New IMAX Theater Systems
Sales and sales-type lease arrangements	3	4	9	13
Hybrid JRSA	1	—	3	—
Traditional JRSA	7	5	9	8
Total new IMAX theaters Systems	11	9	21	21
Upgrades of IMAX theater systems	4	2	14	4
Total IMAX Theater System signings	15	11	35	25

	Three Months Ended September 30,		Nine Months Ended September 30,
Theater System Installations:	2022	2021	2022	2021
New IMAX Theater Systems(1)
Sales and sales-type lease arrangements	7	6	14	17
Hybrid JRSA	2	2	5	6
Traditional JRSA	7	6	16	15
Total new IMAX Theater Systems	16	14	35	38
Upgrades of IMAX theater systems	1	3	5	7
Total IMAX Theater System installations	17	17	40	45

	September 30,
Theater System Backlog:	2022		2021
Sales and sales-type lease arrangements	170		182
Hybrid JRSA	127		139
Traditional JRSA	192	(2)	185	(2)
Total Theater System backlog	489	(3)	506	(4)

	September 30,
Theater Network:	2022		2021
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	696		676
Hybrid JRSA	150		144
Traditional JRSA	776		760
Total Commercial Multiplex Theaters	1,622		1,580
Commercial Destination Theaters	12		12
Institutional Theaters	69		72
Total Theater network(5)	1,703		1,664

_______________

(1)
For the three months ended September 30, 2022, includes two IMAX Theater Systems that were relocated from their original locations (2021 — nil). For the nine months ended September 30, 2022, includes eight IMAX Theater Systems that were relocated from their original location. (2021 ― nil). When a theater system under a sales or sales-type lease arrangement is relocated, the amount of revenue earned by the Company may vary from transaction-to-transaction and is usually less than the amount earned for a new sale. In certain situations when a theater system is relocated, the original location is upgraded to an IMAX Laser Theater System.
(2)
Includes 41 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2021 — 44).
(3)
Includes 201 new IMAX Laser Theatre systems configurations and 116 upgrades of existing locations to IMAX Laser Theater Systems configurations.
(4)
Includes 157 new IMAX Laser Theatre systems configurations and 95 upgrades of existing locations to IMAX Laser Theater Systems configurations.
(5)
Period-to-period changes are reported net of the effect of permanently closed theaters.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. Dollars, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Technology sales	$18,065	$13,160	$35,270	$34,508
Image enhancement and maintenance services	36,233	30,588	117,285	76,914
Technology rentals	12,540	10,219	43,726	26,708
Finance income	1,917	2,635	6,478	8,181
	68,755	56,602	202,759	146,311
Costs and expenses applicable to revenues
Technology sales	10,061	6,230	20,264	17,779
Image enhancement and maintenance services	20,563	16,461	56,259	38,582
Technology rentals	6,430	6,424	18,728	19,579
	37,054	29,115	95,251	75,940
Gross margin	31,701	27,487	107,508	70,371
Selling, general and administrative expenses	32,905	28,377	100,181	82,393
Research and development	1,115	2,025	3,667	5,696
Amortization of intangible assets	1,111	1,255	3,412	3,586
Credit loss expense (reversal), net	808	(3,317)	8,149	(4,884)
Asset impairments	—	—	4,470	—
Legal judgment and arbitration awards	—	—	—	(1,770)
Loss from operations	(4,238)	(853)	(12,371)	(14,650)
Realized and unrealized investment gains	35	30	99	5,311
Retirement benefits non-service expense	(140)	(117)	(417)	(347)
Interest income	257	538	1,176	1,680
Interest expense	(1,323)	(1,540)	(4,354)	(5,534)
Loss before taxes	(5,409)	(1,942)	(15,867)	(13,540)
Income tax expense	(2,348)	(4,402)	(8,091)	(9,416)
Net loss	(7,757)	(6,344)	(23,958)	(22,956)
Less: net income attributable to non-controlling interests	(1,196)	(2,034)	(1,455)	(9,473)
Net loss attributable to common shareholders	$(8,953)	$(8,378)	$(25,413)	$(32,429)

Net loss per share attributable to common shareholders - basic and diluted:
Net loss per share - basic and diluted:	$(0.16)	$(0.14)	$(0.44)	$(0.55)

Weighted average number of shares outstanding (000's):
Basic	56,039	59,244	57,301	59,207
Diluted	56,039	59,244	57,301	59,207
Additional Disclosure:
Depreciation and amortization	$15,640	$14,899	$42,663	$40,570
Amortization of deferred financing costs	$712	$741	$2,465	$1,749

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except share amounts)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$87,151	$189,711
Accounts receivable, net of allowance for credit losses	125,686	110,050
Financing receivables, net of allowance for credit losses	122,618	141,049
Variable consideration receivables, net of allowance for credit losses	43,643	44,218
Inventories	36,378	26,924
Prepaid expenses	13,145	11,802
Film assets, net of accumulated amortization	4,535	4,241
Property, plant and equipment, net of accumulated depreciation	251,518	260,353
Investment in equity securities	1,095	1,087
Other assets	16,294	17,799
Deferred income tax assets, net of valuation allowance	14,369	13,906
Goodwill	61,718	39,027
Other intangible assets, net of accumulated amortization	22,077	23,080
Total assets	$800,227	$883,247
Liabilities
Accounts payable	$22,607	$15,943
Accrued and other liabilities	119,138	111,896
Deferred revenue	76,461	81,281
Revolving credit facility borrowings, net of unamortized debt issuance costs	2,660	2,472
Convertible Notes and other borrowings, net	226,527	223,641
Deferred income tax liabilities	14,900	17,642
Total liabilities	462,293	452,875
Commitments and contingencies
Non-controlling interests	736	758
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
55,973,443 issued and outstanding (December 31, 2021 — 58,653,642 issued and outstanding)	388,953	409,979
Other equity	179,571	174,620
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(282,944)	(234,975)
Accumulated other comprehensive (loss) income	(16,173)	2,527
Total shareholders' equity attributable to common shareholders	273,339	356,083
Non-controlling interests	63,859	73,531
Total shareholders' equity	337,198	429,614
Total liabilities and shareholders' equity	$800,227	$883,247

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

(Unaudited)

	Nine Months Ended
	September 30,
	2022	2021
Operating Activities
Net loss	$(23,958)	$(22,956)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	42,663	40,570
Amortization of deferred financing costs	2,465	1,749
Credit loss expense (reversal), net	8,149	(4,884)
Write-downs	5,707	878
Deferred income tax benefit	(3,374)	(1,687)
Share-based and other non-cash compensation	19,510	18,558
Unrealized foreign currency exchange loss	1,310	555
Realized and unrealized investment gains	(99)	(5,311)
Changes in assets and liabilities:
Accounts receivable	(18,050)	(24,336)
Inventories	(10,131)	653
Film assets	(14,174)	(10,035)
Deferred revenue	(5,989)	(1,434)
Changes in other operating assets and liabilities	(3,548)	(11,902)
Net cash provided by (used in) operating activities	481	(19,582)
Investing Activities
Acquisition of SSIMWAVE, net of cash and cash equivalents acquired	(12,639)	—
Purchase of property, plant and equipment	(5,248)	(2,353)
Investment in equipment for joint revenue sharing arrangements	(14,543)	(5,361)
Interest in film classified as a financial instrument	(4,731)	—
Acquisition of other intangible assets	(3,246)	(3,399)
Proceeds from sale of equity securities	—	17,769
Net cash (used in) provided by investing activities	(40,407)	6,656
Financing Activities
Proceeds from issuance of convertible notes, net	—	223,675
Debt issuance costs related to convertible notes	—	(1,163)
Purchase of capped calls related to convertible notes	—	(19,067)
Revolving credit facility borrowings	4,890	3,600
Repayments of revolving credit facility borrowings	(3,600)	(300,243)
Credit facility amendment fees paid	(2,277)	(474)
Repurchase of common shares, IMAX Corporation	(53,581)	(4,610)
Repurchase of common shares, IMAX China	(3,043)	(5,016)
Taxes withheld and paid on employee stock awards vested	(3,393)	(3,045)
Common shares issued - stock options exercised	—	883
Principal payment under finance lease obligations	(890)	—
Dividends paid to non-controlling interests	(2,701)	(5,027)
Net cash used in financing activities	(64,595)	(110,487)
Effects of exchange rate changes on cash and cash equivalents	1,961	(958)
Decrease in cash and cash equivalents during period	(102,560)	(124,371)
Cash and cash equivalents, beginning of period	189,711	317,379
Cash and cash equivalents, end of period	$87,151	$193,008

Segment Revenue and Gross Margin (Margin Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands of U.S. Dollars	2022	2021	2022	2021
Revenue
IMAX Technology Network
IMAX DMR	$19,919	$15,701	$67,064	$39,438
JRSA, contingent rent	12,540	9,887	43,708	26,108
	32,459	25,588	110,772	65,546
IMAX Technology Sales and Maintenance
IMAX Systems	15,957	13,236	32,806	35,117
JRSA, fixed fees	998	1,036	2,486	3,776
IMAX Maintenance	13,939	13,055	43,564	33,196
Other Theater Business(1)	2,107	363	3,697	1,283
	33,001	27,690	82,553	73,372
Film Distribution and Post-Production	2,049	1,598	5,418	4,001
Sub-total for reportable segments	67,509	54,876	198,743	142,919
All Other(2)	1,246	1,726	4,016	3,392
Total	$68,755	$56,602	$202,759	$146,311

Gross Margin (Margin Loss)
IMAX Technology Network
IMAX DMR	$11,408	$7,293	$42,965	$22,405
JRSA, contingent rent	6,302	3,626	25,389	7,299
	17,710	10,919	68,354	29,704
IMAX Technology Sales and Maintenance
IMAX Systems	9,029	8,086	18,432	21,646
JRSA, fixed fees	(154)	280	79	783
IMAX Maintenance	6,406	6,462	21,643	15,360
Other Theater Business	168	64	314	269
	15,449	14,892	40,468	38,058
Film Distribution and Post-Production	(2,082)	416	(3,470)	997
Sub-total for reportable segments	31,077	26,227	105,352	68,759
All Other(2)	624	1,260	2,156	1,612
Total	$31,701	$27,487	$107,508	$70,371

_______________

(1)
The revenue from this segment principally includes after-market sales of IMAX Theater system parts and 3D glasses.
(2)
All Other includes the results from IMAX Enhanced, SSIMWAVE, and other ancillary activities. In the first quarter of 2022, the Company's internal reporting was updated to reclassify the results of IMAX Enhanced out of the New Business Initiatives segment into All Other for segment reporting purposes. Prior period comparatives have been revised to conform with the current period presentation. The results of SSIMWAVE, which was acquired on September 22, 2022, were not material to the period.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, and Adjusted EBITDA margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits (iii) legal judgment and arbitration awards; (iv) realized and unrealized investment gains or losses; (v) acquisition-related expenses, as well as the related tax impact of these adjustments, and (vi) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net loss attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation of net loss attributable to common shareholders and the associated per share amounts to adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per diluted share is presented in the table below. Net loss attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) acquisition-related expenses; (iv) write-downs, net of recoveries, including asset impairments and credit loss expense; and (v) legal judgment and arbitration awards.

A reconciliation of net loss attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net loss attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. Prior to the third quarter of 2022, the Company defined free cash flow as net cash provided by or used in operating activities minus cash used in investing activities (from the Condensed Consolidated Statements of Cash Flows). In the third quarter of 2022, the Company updated its definition of free cash flow to deduct only normal recurring capital expenditures, including the Company’s investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Condensed Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended September 30, 2022 (1)			For the Three Months Ended September 30, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(7,757)	$1,196	$(8,953)	$(6,344)	$2,034	$(8,378)
Add (subtract):
Income tax expense	2,348	(22)	2,370	4,402	634	3,768
Interest expense, net of interest income	354	(39)	393	261	(90)	351
Depreciation and amortization, including film asset amortization	15,640	1,214	14,426	14,899	1,723	13,176
Amortization of deferred financing costs(2)	712	—	712	741	—	741
EBITDA	$11,297	$2,349	$8,948	$13,959	$4,301	$9,658
Share-based and other non-cash compensation	5,544	(27)	5,571	6,226	233	5,993
Unrealized investment gains	(35)	—	(35)	(30)	—	(30)
Acquisition-related expenses	955	—	955	—	—	—
Write-downs (recoveries), including asset impairments and credit loss expense	1,083	66	1,017	(2,901)	(381)	(2,520)
Adjusted EBITDA per Credit Facility	$18,844	$2,388	$16,456	$17,254	$4,153	$13,101
Revenues attributable to common shareholders(3)	68,755	4,257	64,498	56,602	6,699	49,903
Adjusted EBITDA margin attributable to common shareholders	27.4%	56.1%	25.5%	30.5%	62.0%	26.3%

	For the Nine Months Ended September 30, 2022 (1)			For the Nine Months Ended September 30, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(23,958)	$1,455	$(25,413)	$(22,956)	$9,473	$(32,429)
Add (subtract):
Income tax expense	8,091	470	7,621	9,416	2,492	6,924
Interest expense, net of interest income	713	(236)	949	2,105	(265)	2,370
Depreciation and amortization, including film asset amortization	42,663	3,711	38,952	40,570	3,910	36,660
Amortization of deferred financing costs(2)	2,465	—	2,465	1,749	—	1,749
EBITDA	$29,974	$5,400	$24,574	$30,884	$15,610	$15,274
Share-based and other non-cash compensation	19,510	555	18,955	18,558	824	17,734
Unrealized investment gains	(99)	—	(99)	(5,311)	(1,571)	(3,740)
Acquisition-related expenses	955	—	955	—	—	—
Write-downs (recoveries), including asset impairments and credit loss expense	13,856	1,561	12,295	(4,006)	(1,136)	(2,870)
Legal judgment and arbitration awards	—	—	—	(1,770)	—	(1,770)
Adjusted EBITDA per Credit Facility	$64,196	$7,516	$56,680	$38,355	$13,727	$24,628
Revenues attributable to common shareholders(3)	202,759	13,609	189,149	146,311	22,819	123,492
Adjusted EBITDA margin attributable to common shareholders	31.7%	55.2%	30.0%	26.2%	60.2%	19.9%

	For the Twelve Months Ended September 30, 2022 (1)			For the Twelve Months Ended September 30, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(10,579)	$4,734	$(15,313)	$(42,500)	$11,174	$(53,674)
Add (subtract):
Income tax expense	19,239	2,027	17,212	11,314	3,209	8,105
Interest expense, net of interest income	970	(327)	1,297	3,642	(355)	3,997
Depreciation and amortization, including film asset amortization	58,175	5,056	53,119	52,575	5,009	47,566
Amortization of deferred financing costs(2)	3,229	—	3,229	2,056	—	2,056
EBITDA	$71,034	$11,490	$59,544	$27,087	$19,037	$8,050
Share-based and other non-cash compensation	27,031	845	26,186	24,251	1,050	23,201
Unrealized investment gains	(128)	—	(128)	(4,169)	(1,218)	(2,951)
Acquisition-related expenses	955	—	955	—	—	—
Write-downs (recoveries), including asset impairments and credit loss expense	15,675	1,538	14,137	3,410	(603)	4,013
Legal judgment and arbitration awards	—	—	—	2,335	—	2,335
Adjusted EBITDA per Credit Facility	$114,567	$13,873	$100,694	$52,914	$18,266	$34,648
Revenues attributable to common shareholders(3)	311,331	24,347	286,984	202,301	30,744	171,557
Adjusted EBITDA margin attributable to common shareholders	36.8%	57.0%	35.1%	26.2%	59.4%	20.2%

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(1)
The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.
(2)
The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

(3)

(In thousands of U.S. Dollars)	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
Total revenues		$68,755		$56,602
Greater China revenues	$14,889		$22,203
Non-controlling interest ownership percentage(4)	28.59%		30.17%
Deduction for non-controlling interest share of revenues		(4,257)		(6,699)
Revenues attributable to common shareholders		$64,498		$49,903

(In thousands of U.S. Dollars)	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
Total revenues		$202,759		$146,311
Greater China revenues	$47,602		$75,634
Non-controlling interest ownership percentage(4)	28.59%		30.17%
Deduction for non-controlling interest share of revenues		(13,609)		(22,819)
Revenues attributable to common shareholders		$189,149		$123,492

(In thousands of U.S. Dollars)	Twelve Months Ended September 30, 2022		Twelve Months Ended September 30, 2021
Total revenues		$311,331		$202,301
Greater China revenues	$84,769		$101,957
Non-controlling interest ownership percentage(4)	28.72%		30.15%
Deduction for non-controlling interest share of revenues		(24,347)		(30,744)
Revenues attributable to common shareholders		$286,984		$171,557

(4) Weighted average ownership percentage for change in non-controlling interest share

Adjusted Net Loss Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Three Months Ended		Three Months Ended
	September 30, 2022		September 30, 2021
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Per Share	Net Loss	Per Share
Net loss attributable to common shareholders	$(8,953)	$(0.16)	$(8,378)	$(0.14)
Adjustments(1):
Stock-based compensation	5,431	0.10	5,876	0.10
COVID-19 government relief benefits, net	(212)	—	(2,048)	(0.03)
Realized and unrealized investment gains	(34)	—	(30)	—
Acquisition-related expenses	955	0.02	—	—
Tax Impact on items listed above	(214)	—	(452)	(0.01)
Adjusted net loss(1)	$(3,027)	$(0.05)	$(5,032)	$(0.08)

Weighted average shares outstanding - basic and diluted		56,039		59,244

	Nine Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2021
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Per Share	Net Loss	Per Share
Net loss attributable to common shareholders	$(25,413)	$(0.44)	$(32,429)	$(0.55)
Adjustments(1):
Stock-based compensation	18,651	0.33	17,675	0.30
COVID-19 government relief benefits, net	(373)	(0.01)	(5,513)	(0.09)
Legal judgment and arbitration awards	—	—	(1,770)	(0.03)
Realized and unrealized investment gains	(98)	—	(3,740)	(0.06)
Acquisition-related expenses	955	0.02	—	—
Tax impact on items listed above	(1,071)	(0.02)	(1,417)	(0.02)
Income tax effects related to the removal of the indefinitely reinvested assertion on the historical earnings of certain subsidiaries	—	—	381	0.01
Adjusted net loss(1)	$(7,349)	$(0.13)	$(26,813)	$(0.44)

Weighted average shares outstanding - basic and diluted		57,301		59,207

_______________

(1)
Reflects amounts attributable to common shareholders.

Free Cash Flow

	Three Months Ended	Nine Months Ended
(In thousands of U.S. Dollars)	September 30, 2022	September 30, 2022
Net cash provided by operating activities	$5,774	$481
Net cash used in capital expenditures	(9,772)	(23,037)
Free cash flow	$(3,998)	$(22,556)